UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2003

Date of Report (Date of earliest event reported)

000-49656

Commission File Number

-----------------------------------

WITNET INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                                                                               87-0772357

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

5650 Yonge Street, Suite 1500. Toronto, Ontario, M2M 4G3, Canada

(Address of principal executive offices)

(416) 226-7268

(Issuer's telephone number, including area code)

3200 Dufferin Street, Suite 404, Toronto, Ontario, Canada M6A 2T3

(Former name, former address and former fiscal year,

if changed since last report)

Item 1.   Changes in Control of Registrant

        (a)    On September 5, 2003, the Registrant ("Witnet") and KSign Co. Ltd. ("Ksign"), a Korean corporation, executed a Share Exchange Agreement (the "Agreement") whereby the Registrant agreed to acquire all of the issued and outstanding capital interests and/or shareholdings of Ksign.  The Agreement was effective from October 5, 2003 and the combination of these entities will be treated as a purchase for accounting purposes, with Ksign becoming a wholly-owned subsidiary of the Registrant on closing.

    The source of the consideration used by Ksign stockholders to acquire their interest in the Registrant is the exchange of 100% of the outstanding securities of Ksign.

    The principal terms of the Agreement were:

            1.    The acquisition of 100% of the outstanding securities of Ksign in exchange for 32,800,000 shares of the Registrant's common stock ("restricted securities"), as outlined in Exhibit A of the Agreement. At the closing, there will be no more than 47,600,000 post-agreement outstanding shares of common stock of the Registrant.

             2.    The Registrant's Board of Directors will appoint three individuals designated by Ksign to assume open director seats to be filled upon the closing or earlier election of appointed directors.

             3.    Prior to the completion of the Agreement, there will be no more than 14,800,000 issued and outstanding shares of the Registrant's common stock.  Following completion of the Agreement, there will be no more than  47,600,000 outstanding shares of common stock.

    A copy of the Agreement including all material exhibits and related instruments accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

        (b)(i)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock prior to the closing of the Agreement, and the share holdings of the then members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Nix Co. Ltd.		24,177,533	17.6
Mun Su Han	CEO/President/Director	9,567,174	6.9
Jason Chung	CFO/Director	2,000,000	1.5
Martin Lapedus	Secretary/Treasurer/Director	330,000	0.2

        (b)(ii)    To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the Agreement, and the share holdings of the new members of management:

NAME	POSITIONS HELD	SHARES OWNED	PERCENTAGE
Ki-Yoong Hong	CEO/President/Director	67,767,300	14.2
Jiran Software Co., Ltd		28,500,000	6.0
Samsung Venture Fund No. 5		25,333,650	5.3
Nix Co., Ltd.		24,177,533	5.1
Seoung Rag Choi	Director	12,350,000	2.6
Hong-Kee Lee	Secretary/Treasurer/Director	332,500	0.1

Item 2.     Acquisition or Disposition of Assets

        (a) See Item 1.

    The consideration exchanged under the Agreement was negotiated at "arms length," and the directors and executive officers of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in comparison to those of Ksign; Ksign's present and past business operations; the future potential of Ksign; its management; and the potential benefit to the stockholders of the Registrant. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

    No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in Ksign or were Ksign stockholders prior to the completion of the Agreement.

        (b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by Ksign, consisting of providing PKI-based solutions for the advancement of internet security.  In addition, with the endeavors poured into R&D of PKI solutions, it has also developed many applications from Extranet Access Management to Key Management Infrastructure to PKI-based Conditional Access System and to Secure Web and Application Transaction dealing with the usability and deployment aspects of PKI.

MANAGEMENT

Directors and Executive Officers

The members of the Board of Directors of Ksign serve until the next annual meeting of the stockholders or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Ksign:

NAME	POSITION	HELD POSITION SINCE
Ki-Yoong Hong	CEO/President/Director	2000
Seoung Rag Choi	Director	1999
Hong Kee Lee	Secretary/Treasurer/Director	2002

Dr. Ki-Yoong Hong graduated from Cheon Nam National University, Korea in 1985 with the degree of Bachelor of Computer Science.  He continued his studies at Chung-Ang University, Korea where he obtained his graduate degree of Masters of Computer Science.  In 1996, Dr. Hong completed his Ph.D. of Computer Engineering at Ajou University, Korea.  During the period 1985 to 2001, Dr. Hong was recognized with many awards for his works including the Chairman of National Intelligence Service (Korea) in 1996, Presidential Prize Winner, Republic of Korea (Korea) in 2000 and Digital eLeader Prize Winner, Digital Times (Korea) in 2001.  Dr. Hong has been the CEO of KSign Co., Ltd. since 2000.  Previously, Dr. Hong had been a director of Korea Information Security Agency from 1995 to 2000.  During that period, Dr. Hong held additional role of being the chairman of 'IT System Security Subcommittee under Committee on Information Security Technology', as well as being invited to a member of committee of many other technology forums or institutes in Korea.  From 1985 to 1995, Dr. Hong had served as a senior researcher at ETRI (Electronics and Telecommunications Research Institute), a famous national research institute in Korea (1985 to 1995).  Due to his great achievements in studies and works of his career, he is regarded as one of the leading technical expert in security technology in Korea.

Mr. Seoung-Rag Choi attended Chungnam National University in Korea, where he obtained the degree of Bachelor of Computer Science in 1995, and Master of Computer Science in 2003.  Mr. Choi has been the Chief Technology Officer and Vice President of KSign Co., Ltd. since the inception of the company in 1999.  Prior to serving as CTO of KSign, he had been the Chief of Research Laboratory of JiranSoft, a leading software company in Korea, from 1996 to 1999.  Mr. Choi has extensive experience in providing leadership in Research and Development projects in the field of security technology.  He is a key technical leader of KSign, since he designed and developed most of the company's products and led many of the company's key Research and Development projects.

Mr. Hong-Kee Lee graduated from Ajou University in Korea with the degree of Bachelor of Computer Science in 1994.  After graduation, Mr. Lee began his career at 'Samsung Advanced Institute of Technology' in Korea from 1994 to 2000 where he eventually became an assistant manager.  In 2000, Mr. Lee transferred to Samsung Data System and was promoted to the position of manager.  During his tenure at the Samsung companies, he was extensively involved in decisions regarding the investment funds in venture companies.  In 2002, he became the Chief Financial Officer of KSign.  Due to financial knowledge of analyzing and managing investments and ability to understand the technical side of the company's business, Mr. Lee plays a key role in management and strategic planning at KSign.

Item 3. Bankruptcy or Receivership

    None/Not Applicable

Item 4. Changes in Registrant's Certifying Accoutnant

    None/Not Applicable

Item 5. Other Events and Regulation FD Disclosure

    None/Not Applicable

Item 6. Resignations of Registrant's Directors

    Pursuant to the Registrant's Bylaws, the pre-Agreement directors and executive officers of the Registrant designated three individuals designated by Ksign and Ksign stockholders to serve on the Registrant's Board of Directors, until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations.  On December 31, 2003, Mun Su Han and Jason Chung resigned from their positions with the Registrant and the post-Agreement directors as listed above assumed their duties and positions on January 1, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Businesses Acquired.

            Attached hereto.

    (b) Pro Forma Financial Information.

           Attached hereto.

    (c) Exhibits.

    10.21 Corporate Combination Agreement

Item 8. Change in Fiscal Year

    None/Not Applicable

Item 9. Regulation FD Disclosure

    None/Not Applicable

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         WITNET INTERNATIONAL, INC.

Dated: March 16, 2004                                                                  /s/ Ki-Yoong Hong

                                                                                                               Ki-Yoong Hong,

                                                                                                               President

FINANCIAL STATEMENTS

KSIGN CO., LTD.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

INDEPENDENT AUDITORS' REPORT

To the Stockholders of

KSIGN Co., Ltd.

    We have audited the balance sheets of KSIGN Co., Ltd. (the "Company") as at ecember 31, 2003 and 2001 and the statements of operations, changes in stockholders' equity and cash flows for the years then ended.  The Financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and  significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operation, changes in its accumulated deficit and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

"SF PARTNERSHIP, LLP"

                         CHARTERED ACCOUNTANTS

Toronto, Canada

October 24, 2003

KSIGN CO., LTD.

Balance Sheets

December 31, 2002 and 2001

	2002	2001
ASSETS

Current
Cash and cash equivalents	$ 590,457	$ 1,841,762
Accounts receivable	3,126,729	916,672
Inventory	90,404	-
Prepaid and sundry assets	11,526	17,919
Advances receivable (note 3)	18,572	39,376
Deferred tax (note 6)	16,879	8,844
	3,854,567	2,824,573

Deposits	193,200	102,600
Equipment (note 4)	271,479	253,381
Investments (note 5)	39,480	72,200
Deferred Tax (note 6)	50,638	26,533

	$ 4,409,364	$ 3,279,287

LIABILITIES

Current
Accounts payable	$ 1,390,912	$ 509,852
Income taxes payable (note 6)	36,922	10,436
Deferred government grant (note 7)	-	106,400
	1,427,834	626,688

Accrued Severance Payable	110,723	83,037

	1,538,557	709,725

STOCKHOLDERS' EQUITY

Capital Stock (note 8)	1,374,568	1,374,568
Paid in Capital	1,722,251	1,722,251
Accumulated Other Comprehensive Income (Loss)	65,491	(206,089)
Accumulated Deficit	(291,503)	(321,168)
	2,870,807	2,569,562

	$ 4,409,364	$ 3,279,287

APPROVED ON BEHALF OF THE BOARD

                                   "KI-YOONG HONG"                                                                                 "HONG-KEE LEE"

                                           Director                                                                                                         Director

KSIGN CO., LTD.

Statement of Operations

Years Ended December 31, 2002 and 2001

	2002	2001

Revenue	$ 4,464,906	$ 2,616,363

Cost of Sales	2,965,710	1,887,353

Gross Profit	1,499,196	729,283

Expenses (page 5)	1,434,793	970,739

Operating Income (Loss)	64,403	(241,456)

Other
Interest income	(34,341)	(52,774)
Other expenses (income)	15,700	(30,374)
Loss on impairment of investment	38,880	81,900

	20,239	(1,248)

Earnings (Loss) Before Income Taxes	44,164	(240,208)

Current	41,901	16,842
Deferred	(27,402)	(26,488)

	14,499	(9,646)

Net Earnings (Loss)	$ 29,665	$ (230,562)

Basic Earnings (Loss) per Share	$ 0.009	$ (0.082)

Basic Weighted Average Number of Shares	$ 3,196,670	$ 2,808,891

KSIGN CO., LTD.

Statement of Stockholders' Equity

Years Ended December 31, 2002 and 2001

	Number of Shares	Capital Stock	Paid in Capital in excess of par Value	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit

Balance, January 1, 2001	220,000	$ 979,000	$ 167,332	$ (118,621)	$ (90,606)
Retroactive adjustment for Sept. 20, 2001 10 to 1 stock split (note 8)	1,980,000	-	-	-	-
Common shares issued	996,670	395,568	1,554,919	-	-
Foreign exchange on translation	-	-	-	(87,468)	-
Net Earnings (Loss)	-	-	-	-	(230,562)

Balance, December 31, 2001	3,196,670	$ 1,374,568	$ 1,722,251	$ (206,089)	$ (321,168)

Balance, January 1, 2002	3,196,670	$ 1,374,568	$ 1,722,251	$ (206,089)	$ (321,168)
Foreign exchange on translation	-	-	-	271,580	-
Net Earnings (Loss)	-	-	-	-	29,665

Balance, December 31, 2002	3,196,670	$ 1,374,568	$ 1,722,251	$ 65,491	$ (291,503)

KSIGN CO., LTD.

Schedule of Expenses

Years Ended December 31, 2002 and 2001

	2002	2001

Expenses
Salaries and benefits	$ 616,010	$ 433,663
Research and Development	289,256	164,263
Advertising	106,439	119,271
Rent	66,293	22,569
Commission	55,974	11,624
Entertainment	47,317	36,611
Building maintenance	41,389	13,827
Bad debts	39,277	9,503
Travel	29,318	38,597
Taxes and dues	23,870	15,818
Vehicle	14,556	4,232
Insurance	13,076	4,154
Office and general	11,611	11,510
Communications	7,453	8,165
Freight	6,184	1,683
Books and printing	3,513	22,574
Repairs and maintenance	762	15,092
Training	-	3,434
Depreciation	62,495	34,149

	$ 1,434,793	$ 970,739

KSIGN CO., LTD.

Statement of Cash Flows

Years Ended December 31, 2002 and 2001

	2002	2001

Cash Flows from Operating Activities
Net earnings (loss)	$ 29,665	$ (230,562)
Adjustments for working capital and non-cash items:
Depreciation	62,495	34,149
Write-down of investments	32,720	85,800
Accounts receivable	(2,210,057)	(855,052)
Inventory	(90,404)	-
Prepaid and sundry assets	6,393	7,747
Advances receivable	20,804	(4,268)
Deferred tax	(32,140)	(25,432)
Accounts payable	881,060	361,010
Income taxes	26,486	(4,842)
Deposits	(90,600)	(22,336)
Accrued severance payable	27,686	83,037
Foreign currency translation	271,580	(87,468)
	(1,064,312)	(658,217)

Cash Flows from Investing Activities
Acquisition of equipment	(80,593)	(183,979)

Cash Flows from Financing Activities
Deferred government grant	(106,400)	106,400
Issuance of common stock	-	1,950,487
	(106,400)	2,056,887

Net (Decrease) Increase in Cash and Cash Equivalents	(1,251,305)	1,214,691

Cash and Cash Equivalents - beginning of year	1,841,762	627,071

Cash and Cash Equivalents - end of year	$ 590,457	$ 1,841,762

KSIGN CO., LTD.

Notes to Financial Statements

December 31, 2002 and 2001

1.    Operations and Business

KSIGN Co., Ltd. ("the Company"), a company operating in Seoul, Korea, was incorporated on November 12, 1999 under the laws of the Republic of Korea to develop and sell software relating to security service.

2.    Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

    a)    Basis of Financial Statement Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

    b)    Unit of Measurement

The US Dollar has been used as the unit of measurement in these financial statements.

    c)    Cash and Cash Equivalents

Cash includes currency, cheques issued by others, other currency equivalents, current deposits and passbook deposits. Cash equivalents includes securities and short-term money market instruments that can be easily converted into cash. The investments that mature within three months from the investment date, are also included as cash equivalents.

    d)    Inventories

Inventories are stated at the lower of cost or net realizable value, determined by deducting selling expenses from selling price.

The cost of inventories is determined by the specific identification method.

    e)    Investments

Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

KSIGN CO., LTD.

Notes to Financial Statements

December 31, 2002 and 2001

2.    Summary of Significant Accounting Policies (cont'd)

    f)    Equipment

Equipment is stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight line method over 5 years.

    g)    Revenue Recognition

The Company generates revenues from product sales, licensing, customer services and technical support.

Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable. On going service and technical support contracts are negotiated separately at an additional fee.

Technology license revenues are recognized in accordance with SAB No. 101 at the time the technology and license is delivered to the customer, collection is probable, the fee is fixed and determinable, a persuasive evidence of an agreement exists, no significant obligation remains under the sale or licensing agreement and no significant customer acceptance requirements exist after delivery of the technology.

Revenues relating to customer services and technical support are recognized as the services are rendered ratably over the period of the related contract.

    h)    Currency Translation

The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income.

Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

    i)    Financial Instruments

Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

KSIGN CO., LTD.

Notes to Financial Statements

December 31, 2002 and 2001

2.    Summary of Significant Accounting Policies (cont'd)

    j)    Income Tax

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    k)    Earnings or Loss per Share

The Company adopted FAS No.128, "Earnings per Share" which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

    l)    Concentration of Credit Risk

SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Korean financial institutions.

The Company's provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts.

For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.

Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic of other conditions. The Company does not have any significant risk with respect to a single client.

KSIGN CO., LTD.

Notes to Financial Statements

December 31, 2002 and 2001

2.    Summary of Significant Accounting Policies (cont'd)

    m)    Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

3.    Advances Receivable

The advances to employees are non-interest bearing and are due on demand.

4.    Equipment

Equipment is comprised as follows:

	Cost	2002 Accumulated Depreciation	Cost	2001 Accumulated Depreciation

Furniture and fixtures	$ 268,914	$ 152,594	$ 171,232	$ 87,816
Machinery and equipment	101,195	45,841	38,813	17,316
Software	250,495	72,284	186,274	20,733
Government grant	(78,406)	-	(17,073)	-

	$ 542,198	$ 270,719	$ 379,246	$ 125,865

Net carrying amount		$ 271,479		$ 253,381

5.    Investments

The investment is a 5.93% equity interest in an unrelated, non-public Korean company. The investment has been, written down to the net book value of the company as at the year-end date which approximates the fair value of the company.

KSIGN CO., LTD.

Notes to Financial Statements

December 31, 2002 and 2001

6.    Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated. Corporate income tax rates applicable to the Company in the first three years of operations (2000 to 2002) are 12%. Starting in 2003, the income tax rates will be 16.5 percent of the first 100 million Korean Won ($84,000 US) of taxable income and 29.7 percent of the excess.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The Company has deferred income tax assets arising from research and development expenses. For accounting purposes, these amounts are expenses when incurred. Under Korean tax laws, these amounts are deferred and amortized on a straight-line basis over 5 years.

The Company has deferred income tax assets as follows:

	2002	2001
Deferred income tax assets
Research and development expenses amortized over 5 years for tax purposes	$ 67,517	35,377

7.    Government Grants

Government grants are recognized when received. The amounts recognized reduce the cost of the equipment and expenditures of specific projects in accordance with the related agreements. In 2002, $74,492 (2001 - $44,383) was applied against the cost of equipment and $79,926 (2001 - $157,217) was applied to reduce expenditures.

Grants received prior to the commencement of a project are deferred to match the related expenditures.

KSIGN CO., LTD.

Notes to Financial Statements

December 31, 2002 and 2001

8.    Capital Stock

Authorized

          20,000,000 common shares, par value $0.43 per share

                                                                                                                                               2002                                             2001

Issued

          3,196,670 common shares (3,196,670 in 2001)                                            $     1,374,568                            $      1,374,568

On September 20, 2001, the Company authorized a 10 to 1 stock split. The 2001 comparative share amounts have been retroactively adjusted to give effect to the stock split.

9.    Contingent Liabilities and Commitments

The Company is committed to lease obligations for its offices expiring April 2004. Future minimum annual payments (exclusive of taxes, insurance and maintenance costs) under the lease are as follows:

                              2003                                                        $       197,745

                              2004                                                                   65,915

                                                                                              $        263,660

10.    Subsequent Event

In accordance with a Share Exchange Agreement dated October 5, 2003, the Company entered into a reverse-takeover transaction with Witnet International, Inc. ("Witnet"), a public Nevada corporation, whereby all the outstanding shares of the Company were exchanged for 32,800,000 shares of Witnet. As a result of the transaction, the shareholders of KSIGN Co., Ltd. will control 69% of Witnet. While Witnet is the legal parent, the Company, as a result of the reverse-takeover, became the parent company for accounting purposes.

KSIGN INTERNATIONAL, INC.

(FORMERLY WITNET INTERNATIONAL, INC.)

PRO-FORMA CONSOLIDATED

FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2003

UNAUDITED

CONTENTS

Pro-Forma Consolidated Balance Sheet	1

Pro-Forma Consolidated Statement of Stockholders' Equity	2

Pro-Forma Consolidated Statement of Operations	3

Notes to Pro-Forma Consolidated Financial Statements	4-5

KSIGN INTERNATIONAL, INC.

(FORMERLY WITNET INTERNATIONAL, INC.)

Pro-Forma Consolidated Balance Sheet

September 30, 2003

Unaudited

	Witnet International, Inc. September 30, 2003	KSign Co. Ltd. September 30, 2003	Pro-Forma Adjustments		KSign International, Inc. Pro-Forma September 30, 2003	KSign International, Inc. December 31, 2002

ASSETS

Current
Cash and cash equivalents	$ 16,296	$ 596,054	$ -		$ 612,350	$ 695,877
Accounts receivable	16,988	1,560,069	-		1,577,057	3,232,860
Inventory	-	472,288	-		472,288	90,404
Prepaid and sundry assets	135,610	16,876	-		152,486	147,750
Advances receivable	-	15,147	-		15,147	18,572
Deferred tax	-	22,877	-		22,877	16,879
	168,894	2,683,311	-		2,852,205	4,202,342

Deposits	8,813	200,100	-		208,913	218,398
Equipment	30,418	376,137	-		406,555	305,629
Investments	-	40,890	-		40,890	39,480
Deferred Tax	-	68,632	-		68,632	50,638
	$ 208,125	$ 3,369,070	$ -		$ 3,577,195	$ 4,816,487

LIABILITIES

Current
Accounts payable	$ 309,998	$ 277,164	$ -		$ 587,162	$ 1,770,712
Income taxes payable	-	-	-		-	36,922
Advances from related company	54,375	-	-		54,375	52,269
Advances from shareholders and directors	710,648	-	(561,498)	(2c)	149,150	532,054
Bank loan	-	870,000	-		870,000	-
Loan payable	150,000	-	-		150,000	-
	1,225,021	1,147,164	(561,498)		1,810,687	2,391,957

Accrued Severance Payable	-	62,139	-		62,139	110,723
Loan Payable	-	-	-		-	150,000
	1,225,021	1,209,303	(561,498)		1,872,826	2,652,680

STOCKHOLDERS' EQUITY

Capital Stock	46,280	1,374,568	(1,374,568)	(2b)	46,280	44,080
Paid in Capital	4,826,534	1,722,251	(3,953,644)	(2b)	2,595,141	2,226,150
Accumulated Other Comprehensive Income (Loss)	(10,690)	139,966	10,690	(2b)	139,966	185,080
Accumulated Deficit	(5,879,020)	(1,077,018)	5,879,020	(2b)	(1,077,018)	(291,503)
	(1,016,896)	2,159,767	561,498		1,704,369	2,163,807

	$ 208,125	$ 3,369,070	$ -		$ 3,577,195	$ 4,816,487

KSIGN INTERNATIONAL, INC.

(FORMERLY WITNET INTERNATIONAL, INC.)

Pro-Forma Consolidated Statement of Stockholders' Equity

Nine Months Ended September 30, 2003

Unaudited

	Witnet International, Inc. September 30, 2003	KSign Co. Ltd. September 30, 2003	Pro-Forma Adjustments	KSign International, Inc. Pro-Forma September 30, 2003	KSign International, Inc. December 31, 2002

Accumulated Deficit - beginning of period	$ (4,047,520)	$ (291,503)	$ 4,047,520	$ (291,503)	$ (321,167)

Net Loss	(1,831,500)	(785,515)	1,831,500	(785,515)	29,664

Accumulated of Deficit - end of period	$ (5,879,020)	$ (1,077,018)	$ 5,879,020	$ (1,077,018)	$ (291,503)

KSIGN INTERNATIONAL, INC.

(FORMERLY WITNET INTERNATIONAL, INC.)

Pro-Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2003

Unaudited

	Witnet International, Inc. September 30, 2003	KSign Co. Ltd. September 30, 2003	Pro-Forma Adjustments		KSign International, Inc. Pro-Forma September 30, 2003	KSign International, Inc. December 31, 2002

Revenue	$ 130,061	$ 809,377	$ (130,061)	(2b)	$ 809,377	$ 4,464,906

Cost of Sales	-	528,354	-		528,354	2,965,710

Gross Profit	130,061	281,023	(130,061)		281,023	1,499,196

Expenses
Salaries and benefits	106,612	521,720	(106,612)	(2b)	521,720	616,010
Research and development	-	130,224	-		130,224	289,256
Depreciation	14,543	88,796	(14,543)	(2b)	88,796	62,495
Bad debts	-	-	-		-	39,277
Freight	226	1,338	(226)	(2b)	1,338	6,184
Travel	35,461	37,105	(35,461)	(2b)	37,105	29,318
Rent	15,666	54,637	(15,666)	(2b)	54,637	66,293
Professional fees	89,499	25,370	(89,499)	(2b)	25,370	55,974
Advertising and promotion	1,309	96,198	(1,309)	(2b)	96,198	153,756
Office and general	3,413	10,806	(3,413)	(2b)	10,806	12,374
Taxes and dues	-	52,858	-		42,858	23,870
Consulting	1,652,934	-	(1,652,934)	(2b)	-	-
Communications	10,776	17,674	(10,776)	(2b)	17,674	7,453
Vehicle	228	10,017	(28)	(2b)	10,017	14,556
Insurance	1,175	15,576	(1,175)	(2b)	15,576	13,076
Books and printing	254	2,616	(254)	(2b)	2,616	3,513
Building maintenance	-	25,025	-		25,025	41,389
	1,932,096	1,079,960	(1,932,096)		1,079,960	1,434,794

Operating (Loss) Income	(1,802,035)	(798,937)	1,802,035		(798,937)	64,402

Other
Interest income	(1,833)	(25,007)	1,833	(2b)	(25,007)	(34,341)
Other expenses	31,298	32,421	(31,298	(2b)	32,421	15,700
Loss on impairment of investment	-	-	-		-	38,880
Debt forgiveness	-	-	561,498	(2b)	561,498	-
	-	-	(561,498)	(2c)	(561,498)	-

	29,465	7,414	(29,465)		7,414	20,239

Net (Loss) Earnings Before Income Taxes	(1,831,500)	(806,351)	1,831,500		(806,351)	44,163

Current	-	-	-		-	41,901
Deferred	-	(20,836)	-		(20,836)	(27,402)
	-	(20,836)	-		(20,836)	14,499

Net (Loss) Earnings	$ (1,831,500)	$ (785,515)	$ 1,831,500		$ (785,515)	$ 29,664

KSIGN INTERNATIONAL, INC.

(FORMERLY WITNET INTERNATIONAL, INC.)

Notes to Pro-Forma Consolidated Financial Statements

September 30, 2003

1.    Basis of Presentation

These unaudited pro-forma consolidated financial statements have been prepared to give effect to the following:

    a)    The reverse takeover at October 5, 2003 whereby Witnet International, Inc. ("WTNT"), (the legal parent), issued 32,800,000 common shares in return for all outstanding common shares of KSign Co., Ltd. ("KSign") a Korean company (the acquirer for accounting purposes). As a result of this transaction, the former shareholders of KSign received approximately 69% ownership of WTNT. While WTNT is the legal parent, KSign, as a result of the reverse takeover, became the parent company for accounting purposes.

    b)    KSign maintains its books and records in Korean won. Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date. Income and expense accounts are translated using an average exchange rate prevailing during each reporting period. No representation is made that the Korean won could have been, or could be, converted into United States dollars at the rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the accumulated other comprehensive income (loss) in stockholders' equity.

    c)    Subsequent to the reverse takeover WTNT changed its name to KSign International, Inc.

The pro-forma consolidated financial statements are based on the balance sheets of the following:

                a)    WTNT as at September 30, 2003 (unaudited) and December 31, 2002 (audited).

                b)    KSign as at September 30, 2003 (unaudited) and December 31, 2002 (audited).

The pro-forma consolidated financial statements include the statement of earnings for the following:

                a)    WTNT for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002 (audited).

                b)    KSign for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002 (audited).

The pro-forma consolidated balance sheet as at September 30, 2003 and December 31, 2002 gives effect to the transactions as at September 30, 2003 and the pro-forma statement of earnings for the nine months ended September 30, 2003 and year ended December 31, 2002 gives effect to the transactions as if they had taken place at the beginning of each period.

KSIGN INTERNATIONAL, INC.

(FORMERLY WITNET INTERNATIONAL, INC.)

Notes to Pro-Forma Consolidated Financial Statements

September 30, 2003

1.    Basis of Presentation (cont'd)

The pro-forma consolidated financial statements are not necessarily indicative of the actual results that would have occurred had the proposed transactions occurred on the dates indicated and not necessarily indicative of future earnings or financial position.

2.    Pro-Forma Adjustments

To record the consolidation of WTNT with KSign including:

    a)    Accounting for the merger of WTNT and KSign as the recapitalization of Ksign, with the net assets of WTNT brought forward at their historical basis. The intention of the management of KSign was to acquire WTNT as a shell company listed on Nasdaq. Management does not intend to pursue the business of WTNT. As such, accounting for the merger as the recapitalization of Ksign is deemed appropriate.

    b)    Eliminating the pre-acquisition shareholders' equity of the WTNT at September 30, 2003 and December 31, 2002.

    c)    Recording the forgiveness of debt owed by WTNT to one of its shareholders prior to the merger.

3.    Subsequent Events

    a)    On October 13, 2003 the company issued 10,300,000 common shares for professional services provided, consulting agreements and shareholder advances.

     b)    In November 2003 the company issued 4,158,000 common shares to offset accounts payable owing to consultants.

Exhibit 10.1

SHARE EXCHANGE AGREEMENT

            THIS AGREEMENT is made this 5TH day of September 2003 by and among Witnet International Inc, a Nevada corporation, hereinafter called "WTNT",  KSign

Co. Ltd. a Korean corporation, hereinafter called "KSign", and the registered shareholders of KSign, hereinafter called the "SELLING SHAREHOLDERS".

RECITALS:

            WHEREAS WTNT, which has less than 14,800,000 total outstanding shares after the recent reverse split, desires to acquire 100% of the issued and outstanding shares of the common stock of KSignin exchange for 32,800,000 authorized shares of the common stock of WTNT, pursuant to a plan of reorganization within the meaning of IRC (1986), Section 368(a)(1)(B), as amended; and

            WHEREAS the SELLING SHAREHOLDER desire to exchange 100% of the issued and outstanding  shares of the common stock of KSign, currently owned by the SELLING SHAREHOLDER, in exchange for said 32,800,000 shares of WTNT,

            NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and to consummate the foregoing plan of reorganization, the parties hereby adopt said plan of organization and agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

            1.01  Issuance of WTNT Shares.  Subject to all of the terms and conditions of this Agreement, WTNT agrees to issue  to the SELLING SHAREHOLDERS and its nominees 32,800,000 shares of WTNT common stock in exchange for 100% of the outstanding KSign common stock, all of which are currently owned by the SELLING SHAREHOLDER.

            1.02  Transfer of KSign  Shares.  In exchange for WTNT's stock being issued to the SELLING SHAREHOLDER as above described, the SELLING SHAREHOLDER shall on the closing date and concurrent with such issuance of WTNT's common stock, deliver to WTNT 100% of the outstanding common stock of

KSign.

ARTICLE II

REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF

THE SELLING SHAREHOLDERS AND KSign

            The SELLING SHAREHOLDER and KSign hereby represent, agree and warrant that:

            2.01  Organization.  KSignis a corporation duly organized, validly existing, and in good standing under the laws of Korea and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in any jurisdiction its business requires qualification.

            2.02  Capital.  The authorized capital stock of KSign consists of 3,196,670 common shares.  All of the issued and outstanding shares are validly issued, fully paid and non-assessable. After the execution of the actions contained in this Agreement, there will be no capital stock remaining, of any class, other than shares held by WTNT.

            2.03  Absence of Undisclosed Liabilities.  As of the date hereof, KSign does not have any material debt, liabilities or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

            2.04  Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, WTNT and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of KSign. KSign shall make available to WTNT and/or its attorneys all books and records of KSign.  If the transaction contemplated hereby is not completed, all documents received by WTNT and/or its attorneys shall be returned to KSign and all information so received shall be treated as confidential.

            2.05  Patents, Trade Names and Rights.  KSign owns or holds or has adequate license rights in respect of all necessary patents, trademarks, service marks, trade names, copyrights and other rights necessary to the conduct or proposed conduct of its business.

            2.06  Compliance with Laws.  KSign has complied with, and is not in violation of laws and regulations of Korea government affecting its properties or the operation of its business.

            2.07  Litigation.  KSign is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation concerning its business, assets or financial condition.  KSign is not in default with respect to any order, writ, injunction or decree of any court or agency of Korea government, nor is it engaged in any lawsuits to recover monies due to it.

            2.08  Authority.  The Board of Directors of KSign authorized the execution of this Agreement and the consummation of the transactions contemplated herein and has full power and authority to execute, deliver and perform this Agreement. This Agreement is a valid and binding obligation of KSign.

            2.09  Ability to Carry Out Obligations.  The execution and delivery of this Agreement by KSign and the performance of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset.

            2.10 Full Disclosure.  None of the representations and warranties made by the SELLING SHAREHOLDERS or KSign herein or in any exhibit, certificate or memorandum furnished or to be furnished by the SELLING SHAREHOLDER or KSign, or on either's behalf, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

            2.11  Assets.  KSign has good and marketable title to all of its property free and clear of any and all liens, claims or encumbrances.

            2.12  Indemnification.  The Selling Shareholders and KSign (each, an "Indemnifying Person") jointly and severally agree to indemnify, defend and hold harmless WTNT and each Person, if any, who controls, directly or indirectly, WTNT, each officer, director, affiliate, partner, employee and agent of WTNT and each such other Person (individually referred to as an "Indemnified Person"), from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding) arising out of or based upon (i) the transactions contemplated by this Agreement, including activities to be undertaken by WTNT in furtherance of such transactions, (ii) any untrue statement or alleged untrue statement  of a material fact contained in any statement or document of the Company or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any representation or warranty of the Selling shareholders and KSign made in this Agreement or any document delivered by them in connection herewith being untrue when made or deemed made or any breach of any obligation of the Selling Shareholders and KSign under this Agreement.  Any loss, claim, damage, liability, cost or expense found in a final judicial determination not subject to appeal to be due solely to the gross negligence or willful misfeasance of an Indemnified Person shall be excluded from the indemnification and contribution rights of such Indemnified Person set forth in this Section 2.12.  The Selling Shareholders and KSign further agrees promptly upon demand by an Indemnified Person at any time or from time to time, to reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which the Selling Shareholders and KSign agreed to indemnify such Indemnified Person pursuant to this Agreement.  Notwithstanding any of the indemnification or contribution provisions contained in this Section 2.12 the Indemnifying Person shall not be required to make reimbursement or payment for any settlement effected without its written consent, which will not be unreasonably withheld, but if the settlement is made without its written consent, which will not be unreasonably withheld, or if the settlement is made with its written consent, or if there be a final judgment against an Indemnified Person in any such action or proceeding, the Selling Shareholders and KSign agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

 This Section 2.12 is not in lieu of but is in addition to any rights which any Indemnified Person, and any obligations which the parties or any other person, may otherwise have.  Any compliance by any party with this Section 2.12 shall not relieve such party from any liability it may otherwise have.

            2.13  Authority to Exchange.  As of the date of this Agreement, the SELLING SHAREHOLDERS hold 100% of the shares of KSign common stock.  Such shares are owned of record by the SELLING SHAREHOLDERS and such shares are not subject to any lien, encumbrance or pledge.  The SELLING SHAREHOLDERS  hold authority to exchange such shares pursuant to this Agreement. This Agreement is a valid and binding obligation the Selling Shareholders to exchange their shares of

KSign as provided for in this Agreement.

            2.14  Investment Intent.  The SELLING SHAREHOLDERS understand and acknowledge that the shares of WTNT common stock offered for exchange or sale pursuant to this Agreement are being offered in reliance upon the exemption from registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder for non-public offerings and make the following representations, agreements and warranties with the intent that the same may be relied upon in determining the suitability of the SELLING SHAREHOLDERS as purchasers of WTNT common stock:

            (a)  The shares of WTNT common stock are being acquired solely for the account of the SELLING SHAREHOLDERS and their nominees, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any part of the WTNT common stock acquired.

            (b)  The SELLING SHAREHOLDERS agree not to dispose of their WTNT common stock or any portion thereof unless and until counsel for WTNT shall have determined that the intended disposition is permissible and does not violate the Act or any applicable Federal or state securities laws, or the rules and regulations thereunder.

            (c)  The SELLING SHAREHOLDERS agree that the certificates evidencing the WTNT common stock acquired pursuant to this Agreement will have a legend placed thereon stating that they have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the WTNT common stock, and that stop transfer instructions shall be placed with the transfer agent for said certificate.

            (d)  The SELLING SHAREHOLDERS acknowledge that WTNT has made all records and documentation pertaining to WTNT common stock available to them and to their qualified representatives, if any, and has offered such person or persons an opportunity to ask questions and further discuss the proposed acquisition of WTNT common stock, and any available information pertaining thereto, with the officers and directors of WTNT, and that all such questions and information requested have been answered by WTNT and its officers and directors to the SELLING SHAREHOLDERS' satisfaction.

            (e)   The SELLING SHAREHOLDERS have carefully evaluated its financial resources and investment position and the risks associated with this transaction and are able to bear the economic risks of this transaction; and it has substantial knowledge and experience in financial, business and investment matters and are qualified as sophisticated investors, and is capable of evaluating the merits and risks of this transaction; and it desires to acquire the WTNT common stock on the terms and conditions set forth.

            (f)  The SELLING SHAREHOLDERS are able to bear the economic risk of an investment in the WTNT common stock.

            (g)  The SELLING SHAREHOLDERS understand that an investment in the WTNT common stock is not liquid and the SELLING SHAREHOLDERS have no need for liquidity in this investment.

            2.15    Regulations - WTNT, KSign and the SELLING SHAREHOLDERS are aware that WTNT has public shareholders and is a "shell" corporation without significant assets or liabilities, and further that public companies are subject to extensive and complex state, federal and other regulations.  Among other requirements, the SELLING SHAREHOLDERS and KSign are aware that a Form 8-K must be filed with the United States Securities and Exchange Commission within fifteen days after closing which filing requires that audited financial statements be filed within sixty days after the filing of the 8-K, and they agree that such responsibility shall be the sole responsibility of the officers and directors of WTNT.  The SELLING SHAREHOLDERS and KSign are aware of the legal requirements and obligations of public companies, understand that regulatory efforts regarding public shell transactions similar to the transaction contemplated herein has been and is currently being exerted by some states, the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (NASD), and are fully aware of their responsibilities, following closing, to fully comply will all securities laws and regulations, and agree to do so.

ARTICLE III

REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF WTNT

            WTNT represents, agrees and warrants that:

            3.01  Organization.  WTNT is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

            3.02  Capital.  All of the issued and outstanding shares of WTNT are validly issued, fully paid and non-assessable.  All currently outstanding shares of WTNT Common Stock have been issued in compliance with applicable federal and state securities laws.

            3.03  Financial Statements.  Exhibit 3.03 to this Agreement includes WTNT's audited financial statements for its most recent fiscal year end.  The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the period indicated and fairly present the financial position of WTNT as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

            3.04  Absence of Changes.  Since the date of WTNT's most recent financial statements, there has not been any change in its financial condition or operations except for changes in the ordinary course of business.

            3.05  Absence of Undisclosed Liabilities.  As of the date of WTNT's most recent balance sheet, included in Exhibit 3.03, it did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

            3.06  Tax Returns.  Within the times and in the manner prescribed by law, WTNT has filed all federal, state or local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes.  There are no present disputes as to taxes of any nature payable by WTNT.

            3.07  Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, KSign and the SELLING SHAREHOLDERS shall have the opportunity to meet with WTNT's accountants and attorneys to discuss the financial condition of WTNT.  WTNT shall make available to KSign and the SELLING SHAREHOLDERS all books and records of WTNT.

            3.08  Patents, Trade Names and Rights.  WTNT does not use any patents, trade marks, service marks, trade names or copyrights in its business.

            3.09  Compliance with Laws.  WTNT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties, securities or the operation of its business.

            3.10  Litigation.  WTNT is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition.  WTNT is not in default with respect to any order, writ, injunction or decree of any federal, state local or foreign court or agency, nor is it engaged in, nor does it anticipate it will be necessary to engage in, any lawsuits to recover money or real or personal property.

            3.11  Authority.  The Board of Directors of WTNT has authorized the execution of this Agreement and the transactions contemplated herein, and it has full power and authority to execute, deliver and perform this Agreement.

            3.12  Ability to Carry Out Obligations.  The execution and delivery of this Agreement by WTNT and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other that those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in a creation or imposition of any lien, charge or encumbrance on any asset.

            3.13  Full Disclosure.  None of the representations and warranties made by WTNT herein, or in any exhibit, certificate or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

            3.14  Assets.  WTNT has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

            3.15  Indemnification.  WTNT agrees to indemnify, defend and hold the SELLING SHAREHOLDERS and

KSign

harmless against and in respect to any and all claims, demands, losses, cost, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorneys' fees, incurred or suffered, which arise out of, result from or relate to any breach of, or failure by WTNT to perform, any of its representations, warranties or covenants in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

            3.16  Validity of WTNT Shares.  The shares of WTNT common stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable under Nevada law.

            3.17  Trading.  The common stock of WTNT trades on the National Association of Securities Dealers' Bulletin Board.

ARTICLE IV

ACTIONS PRIOR TO CLOSING

            4.01  Investigative Rights.  Prior to the Closing Date each party shall provide to the other parties, including the parties' counsel, accountants and other authorized representatives, full access during normal business hours (upon reasonable advance written notice) to such parties' books and records.

            4.02  Conduct of Business.  Prior to the Closing Date, each party shall conduct its business in the normal course and shall not see, pledge or assign any assets, without the prior written approval of the other parties.  No party shall amend its certificate of incorporation or bylaws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

ARTICLE V

CLOSING

            5.01 Closing.  The closing (the "Closing") of this transaction shall be held at the offices of WTNT, or such other place as shall be mutually agreed upon, at the time of the special meeting of the shareholders of WTNT which will be scheduled 30 days from the date of this agreement (the "Closing Date"):

            (a)  WTNT shall issue 32,800,000 shares of its common stock in a certificate or certificates representing such shares.

            (b) The SELLING SHAREHOLDER shall deliver the certificates representing 100% of the shares of KSign common stock (3,196,670 common shares).

            (c) WTNT shall deliver a signed consent or minutes of its Board of Directors, approving this Agreement and authorizing the matters set forth herein.

            (d)  KSign shall deliver a signed consent or minutes of its Board of Directors approving this Agreement and authorizing the matters set forth herein.

            (e) WTNT's existing Board of Directors will elect two new directors, as named by the SELLING SHAREHOLDER, to act as officers and directors of WTNT effective the Closing Date.

ARTICLE VI

MISCELLANEOUS

            6.01 Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience of reference only and shall not be deemed to define, limit or add to the meaning of any provision of this Agreement.

            6.02 No Oral Change.  This Agreement may not be changed or modified except in writing signed by the party against whom enforcement of any change or modification is sought.

            6.03 Non-Waiver.  Except as otherwise expressly provided herein, no waiver of a covenant, condition or provision of this Agreement shall be deemed to have been made unless executed in writing and signed by the party against whom such waiver is charged.  The failure of any party to insist in any one or more cases upon the performance of any covenant, condition or provision of this Agreement shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or provision.  No waiver by any party of one breach by the other shall be construed as a waiver with respect to a subsequent breach.

            6.04 Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

            6.05 Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings.

            6.06 Choice of Law/Arbitration.  This Agreement and its application, shall be governed under the laws of the State of Nevada.  Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association.  It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising hereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

            6.07 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

            6.08 Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

WTNT:

Witnet International, Inc.

3200 Duferrin Street, Suite 404

Toronto, Ontario Canada

KSign

and the SELLING SHAREHOLDER:

KSign Co., Ltd.

4th Fl. Corecess B/D , 997-4

Daechi-dong, Kangnam-gu,,

Seoul, Korea

            6.09 Expenses.  Each party shall pay their own expenses in relation to this transaction.

            6.10 Survival of Representations and Warranties.  The representations, warranties and covenants set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing Date.

            6.11 Further Documents.  The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.

Witnet International, INC.

                                                                                    Per:__________________________

                                                                                    Name:

                                                                                    Title:

                                                                                    I have authority to bind WTNT.

KSIGN CO., LTD.

                                                                                    Per:__________________________

                                                                                    Name:

                                                                                    Title:

                                                                                    I have authority to bind KSign.

THE SELLING SHAREHOLDERS

                                                                                    Name:________________________